UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 18, 2014

Date of Report (Date of earliest event reported)

RAYONIER INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-6780	13-2607329
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Riverplace Boulevard, Suite 2300

Jacksonville, Florida 32207

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (904) 357-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Rayonier Advanced Materials Inc. (“RYAM”) previously filed with the U.S. Securities and Exchange Commission a registration statement on Form 10, initially filed on January 29, 2014 (as amended, the “Registration Statement”), relating to the distribution by Rayonier Inc. (the “Company”) of 100% of the outstanding shares of common stock of RYAM to the Company shareholders. On June 13, 2014, the Registration Statement became effective. The Registration Statement includes a preliminary information statement that describes the distribution and provides information regarding RYAM’s business and management.

The final information statement, dated June 18, 2014 (the “Information Statement”), is attached hereto as Exhibit 99.1. The Company has made the Information Statement publicly available on or about June 18, 2014. On June 18, 2014, the Company began mailing to the Company’s shareholders an Important Notice Regarding the Availability of Materials, the form of which is attached hereto as Exhibit 99.2.

As further described in the Information Statement, the Company expects to distribute one share of RYAM common stock for every three common shares of the Company held as of the close of business on June 18, 2014, the record date for the distribution. Subject to the satisfaction or waiver of the conditions set forth for the distribution, which are described in the Information Statement, the distribution is expected to occur at 11:59 p.m., Eastern Time, on June 27, 2014. The RYAM common stock is expected to begin trading “regular way” on the New York Stock Exchange under the ticker symbol “RYAM” on June 30, 2014, the first trading day following the distribution.

Exhibit 99.1 and Exhibit 99.2 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any registration statement or other document filed under the U.S. Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Information Statement of Rayonier Advanced Materials Inc., dated June 18, 2014
99.2	Form of Important Notice Regarding the Availability of Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC.

Date: June 18, 2014	By:	/s/ Michael R. Herman
Michael R. Herman
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Information Statement of Rayonier Advanced Materials Inc., dated June 18, 2014

99.2	Form of Important Notice Regarding the Availability of Materials